Exhibit 99.1

NEWS RELEASE

Enbridge Announces 2021 Financial Guidance, Increases Dividend, and Provides Update on Strategic Priorities

CALGARY, ALBERTA, December 8, 2020 - Enbridge Inc. (Enbridge or the Company) (TSX:ENB)(NYSE:ENB) announced its 2021 financial guidance and dividend and provided an update on its strategic priorities, which will be further discussed at the Company's virtual investor conference today.

Highlights

•	Re-affirmation of 5-7% average long-term annual distributable cash flow (DCF) per share growth outlook, based on an equity self-funded model
•	The Company expects full-year 2020 DCF per share to be near the mid-point of the $4.50 to $4.80 guidance range
•	Announced 2021 Financial Guidance: 2021 projected DCF per share of $4.70 to $5.00, and earnings before interest, taxes, depreciation and amortization (EBITDA) of $13.9 to $14.3 billion
•	The Company declared its 26th consecutive annual common share dividend increase, raising it by 3% to $0.835/quarter ($3.34 annually), effective March 1, 2021
•	Execution of the Company’s $16 billion secured growth capital program continues to advance, generating approximately $2 billion of expected EBITDA growth from 2021 to 2023
•	Construction has commenced on the remaining Minnesota leg of the U.S. Line 3 Replacement project
•	Weymouth compressor was approved by regulators on November 25 to commence operations, completing the U.S.$0.1 billion Atlantic Bridge project, which provides expanded gas supply into New England and the Maritimes

CEO Comment

Commenting on the Company’s operations, strategic priorities and outlook, Al Monaco, President and CEO of Enbridge, noted the following:

“Over the past year, the energy industry has faced unparalleled challenges. While our business has not been immune, we’ve proven again that our low-risk commercial model generates resilient cash flows in all market conditions. Our infrastructure is in high demand and is essential to North America’s economy, and we’re confident that it will be for many decades.

“We responded quickly to protect the health and safety of our people and to ensure critical operations were maintained. The criticality of what we do means that the safety and reliability of our systems is the single most important priority for everyone at Enbridge.

“As we look forward in this year’s Strategic Plan, it’s clear that long-term global energy demand will continue to grow, and that all forms of energy supply – conventional and renewable – will be needed to meet that demand. Our scale, financial strength, and asset footprint across each of our businesses – Gas Transmission, Gas Distribution and Storage, Liquids Pipelines and Renewable Power – provide competitive advantages that assure the resiliency and longevity of our cash flows and will generate attractive long-term growth.

“For the 26th consecutive year, we’re pleased to be providing our shareholders with another dividend increase in 2021. This reflects our confidence in our healthy 5-7% DCF per share growth outlook, on average, through 2023 and beyond, the priority we place on returning capital to shareholders, and our strong financial position. We’ll continue to ratably grow the dividend up to the level of average annual DCF per share growth, while maintaining our dividend policy payout of 60-70% of distributable cash flow.

“We’re highly confident in the durability of our businesses and that they will generate profitable investment opportunities. Part of that is continuing to position for the gradual transition toward lower carbon intensity, over time. We began doing that more than 20 years ago with investments in natural gas and renewable power, which today provide leading platforms for lower carbon infrastructure growth. We’re also investing in renewable natural gas and hydrogen facilities with commercial models that fit our low-risk pipeline-utility model.

"In the near-term, our Plan continues to prioritize the execution of our $16 billion secured growth program, of which approximately $6 billion has already been spent, and are expected to deliver approximately $2 billion of incremental EBITDA from 2021 to 2023.

“The Line 3 Replacement project is an important element of that program. We recently completed a very thorough regulatory and permitting process in Minnesota that lasted 6 years. The majority of the line is in place and we’ve now started construction on the final leg in Minnesota. Our top priority will be to protect communities and the environment. We are very proud to have overwhelming community support for the project.

“We’ll be laser-focused on maximizing the returns on our base business by realizing embedded revenue growth and generating productivity improvements through the use of new technology. Our two technology and innovation labs, for example, are already helping our businesses enable significant revenue and cost efficiencies.

“Over the medium and longer term, Enbridge’s diversified asset base, integrated infrastructure networks and extensive reach provide us with many opportunities to invest our expected post- Line 3 annual investment capacity of $5-6 billion. We will, however, stay true to our investment discipline, deploy capital to the best uses, and stick to what we know best.

“That means prioritizing low-capital intensity growth and regulated utility or utility-like investments. Longer term, we will continue to develop our organic hopper; however, long-lead time opportunities will compete for excess financial capacity with alternatives, including share buybacks, to ensure shareholder value is maximized.

“Collectively, execution on these elements of our Plan are expected to drive 5-7% distributable cash flow per share growth through 2023 and beyond.

"Sustainability is integral to our ability to safely and reliably deliver the energy people need and want. While ESG has gained broader attention recently, we’ve always operated our business sustainably and we're proud to be recognized as an ESG leader. Our recent further commitments to emissions reduction and diversity are a good example of that.

“We believe that our Plan continues to provide investors with a compelling and superior total shareholder return value proposition, which is why the management team and our employees continue to invest in ENB.”

Strategic Priorities and Three-Year Financial Outlook

Last year, Enbridge set out a strategic plan that emphasized maintaining resiliency and prudently growing its world-class energy infrastructure franchises, while preserving its financial strength and flexibility. The rapid rise of the Covid-19 pandemic in early 2020 and the unparalleled impact on energy supply and demand re-tested the resilience of the business.

Despite the disruption to energy markets, the strategic positioning of the Company’s assets and last mile connections to North America’s largest industrial, commercial and end-use markets, combined with Enbridge’s low-risk business model, have continued to generate consistent and predictable cash flows. Furthermore, precautionary measures were initiated early to further bolster the Company’s financial flexibility and to mitigate the financial impacts of the pandemic through prudent cost reductions.

As a result, Enbridge is even stronger today and is projected to achieve the mid-point of its 2020 financial guidance as set out in December 2019, further demonstrating its resilience.

The Company’s 2021 Strategic Plan builds on this strength and emphasizes priorities that will continue to reinforce the resilience, longevity and organic growth of its cash flows over the long-term. Specific priorities include:

•	Ensure safe and reliable operations and provision of effective and cost-efficient transportation solutions for its customers

•	Execute the $16 billion secured growth capital program, including completion of the U.S. segment of the Line 3 Replacement project

•	Maximize returns on the base business through embedded revenue growth, productivity enhancements and the application of technology to drive efficiency and improve returns

•	Grow core businesses through low capital intensity and utility-like investments, disciplined capital allocation, and preservation of balance sheet strength and flexibility

2021 Financial Outlook

Enbridge is providing 2021 guidance for EBITDA of $13.9 billion to $14.3 billion and distributable cash flow per share (DCF/share) of between $4.70 to $5.00 per share.

Performance drivers in 2021 include volume recoveries on Enbridge’s Liquids Mainline System and downstream pipelines; continued customer growth within its Gas Distribution & Storage business; rate increases on its Gas Transmission and Midstream systems; further cost savings; and contributions from projects entering service.

Separately, Enbridge announced that the quarterly dividend for 2021 will be increased from $0.81 to $0.835 per share, commencing with the dividend payable on March 1, 2021, to shareholders of record on February 12, 2021.

Business Updates

Line 3 Replacement

On December 1, Enbridge commenced construction on the Line 3 Replacement Project (the “Project”) in Minnesota, after having satisfied all necessary regulatory and permitting requirements at the state and federal levels. Appropriate measures have been put in place to ensure the health and safety of Enbridge’s workforce and the communities along the right of way.

The US$2.9 billion project is a critical integrity project that will enhance the continued safe and reliable operations of the Company’s Mainline System well into the future, reflecting Enbridge's commitment to protecting the environment.

It will provide significant economic benefits for counties, small businesses, Native American communities, and union members – bringing 4,200 family-sustaining, mostly local construction jobs, millions of dollars in local spending and additional tax revenues at a time when Northern Minnesota needs it most.

The Company anticipates that the Project will be in service in the fourth quarter of 2021. The Company will provide an update on project costs in early 2021.

Atlantic Bridge

Regulators have approved the Weymouth Compressor Station, the final component of the US$0.1 billion Atlantic Bridge Project, to start operations.

The Atlantic Bridge Project will enable the transport of significant and diverse natural gas supplies to end use markets in the New England states and Canadian Maritime provinces. This expanded access to reliable and affordable natural gas throughout the region will support energy cost savings for homeowners, businesses, and manufacturers.

Details of Enbridge’s Investor Conference

Enbridge’s virtual investor conference will be held today at 7:00 a.m. MT (9:00 a.m. ET). The conference will be webcast live at Link.

Details of the webcast:

When:	Tuesday Dec. 8, 2020

7:00 a.m. MT (9:00 a.m. ET) to 10:30 a.m. MT (12:30 p.m. ET)

Webcast:	Sign-up

Call:	Dial-in (Audio only – please dial in 10 minutes ahead):

North America Toll Free: (833) 350-1337

Participant Passcode: 9994862

Presentations and supporting materials are posted on Enbridge's website in 'Events and Presentations'.

A webcast replay will be available approximately two hours after the conclusion of the event and a transcript will be posted to Enbridge's website approximately 24 hours after the event.

About Enbridge Inc.

Enbridge Inc. is a leading North American energy infrastructure company. We safely and reliably deliver the energy people need and want to fuel quality of life. Our core businesses include Liquids Pipelines, which transports approximately 25 percent of the crude oil produced in North America; Gas Transmission and Midstream, which transports approximately 20 percent of the natural gas consumed in the U.S.; and Utilities and Power Operations, which serves approximately 3.7 million retail customers in Ontario and Quebec, and generates approximately 1,750 MW of net renewable power in North America and Europe. The Company’s common shares trade on the Toronto and New York stock exchanges under the symbol ENB. For more information, visit www.enbridge.com

Forward-Looking Information

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘expect’’, ‘‘project’’, ‘‘estimate’’, ‘‘forecast’’, ‘‘plan’’, ‘‘intend’’, ‘‘target’’, ‘‘believe’’, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: Enbridge’s strategic plan, priorities and outlook; 2020 and 2021 financial guidance, including projected DCF per share and EBITDA and expected growth thereof; expected dividends, dividend growth and dividend policy; expected supply of, demand for and prices of crude oil, natural gas, natural gas liquids, liquified natural gas and renewable energy; expected energy transition to lower carbon intensity; emissions reduction targets; diversity and inclusion goals; anticipated utilization of our existing assets, including throughput on the Mainline; expected EBITDA; expected DCF and DCF per share; expected future cash flows; expected shareholder returns; expected performance of the Company’s businesses, including customer growth; financial strength and flexibility; expectations on sources of liquidity and sufficiency of financial resources; expected costs related to announced projects and projects under construction; expected in-service dates for announced projects and projects under construction, and the contributions of such projects; expected capital expenditures and capital allocation priorities; anticipated cost savings; expected future growth and investment opportunities, including secured growth program; expected use of new technology and the benefits thereof; expected future actions of regulators and courts; toll and rate case filings, and the anticipated benefits therefrom; the Line 3 Replacement Project; and the Atlantic Bridge Project.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the COVID-19 pandemic and the duration and impact thereof; the expected supply of and demand for crude oil, natural gas, natural gas liquids (NGL) and renewable energy; prices of crude oil, natural gas, NGL and renewable energy, including the current weakness and volatility of such prices; expected energy transition; anticipated utilization of our existing assets; anticipated cost savings; exchange rates; inflation; interest rates; availability and price of labour and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for the Company’s projects; anticipated in-service dates; weather; the timing and closing of acquisitions and dispositions; the realization of anticipated benefits and synergies of transactions; governmental legislation; litigation; impact of the Company's dividend policy on its future cash flows; credit ratings; capital project funding; hedging program; expected EBITDA and expected adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected earnings/ (loss) or adjusted earnings/(loss) per share; expected future cash flows and expected future DCF and DCF per share; and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Company’s services. Similarly, exchange rates, inflation, interest rates and the COVID-19 pandemic impact the economies and business environments in which the Company operates and may impact levels of demand for the Company’s services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected adjusted EBITDA, expected earnings/(loss), expected adjusted earnings/(loss), expected DCF and associated per share amounts, and estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather and customer, government and regulatory approvals on construction and in-service schedules and cost recovery regimes; and the COVID-19 pandemic and the duration and impact thereof.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the realization of anticipated benefits and synergies of projects and transactions, successful execution of our strategic plan and priorities, operating performance, the Company's dividend policy, regulatory parameters, changes in regulations applicable to the Company's business, litigation, acquisitions and dispositions and other transactions, project approval and support, renewals of rights-of-way, weather, economic and competitive conditions, public opinion, changes in tax laws and tax rates, changes in trade agreements, political decisions, exchange rates, interest rates, commodity prices, supply of and demand for commodities and the COVID-19 pandemic, including but not limited to those risks and uncertainties discussed in this and in the Company’s other filings with Canadian and United States securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and Enbridge’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to Enbridge or persons acting on the Company’s behalf, are expressly qualified in their entirety by these cautionary statements.

Non-GAAP Measures

This news release makes reference to non-GAAP measures, including distributable cash flow (DCF) and DCF per share. DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to non-controlling interests and redeemable non-controlling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, non-recurring or non-operating factors. Management uses DCF to assess performance of the Company and to set its dividend payout target. Management believes the presentation of these measures gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of the Company.

Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains which are subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures is not available without unreasonable effort.

The non-GAAP measures described above are not measures that have a standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP measures to the most directly comparable GAAP measures is available on the Company's website. Additional information on non-GAAP measures may be found on the Company's website, www.sedar.com or www.sec.gov.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media	Investment Community
Jesse Semko	Jonathan Morgan
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com